Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002, I, William

G. Smith Jr.,
Chairman, President, and Chief Executive Officer

of Capital City Bank Group, Inc., hereby certify that to my knowledge

(1) this
Quarterly Report of the Company on Form 10-Q for the

period ended March 31, 2021, as filed with the Securities and

Exchange
Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchan ge Act
of 1934, as amended, and (2) the information contained

in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for

the periods covered therein.

/s/ William G. Smith, Jr.
William G. Smith, Jr.
Chairman, President, and

Chief Executive Officer

Date: April 30,

2021

A signed original of this written statement required by Section

906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within

the electronic version of this written statement required by

Section 906, has
been provided to the Company and will be retained by the

Company and furnished to the Securities and Exchange

Commission or its
staff upon request.